UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

Commission file number 001-31617

BRISTOW GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On November 9, 2018, Bear Acquisition I, LLC (“Purchaser”), a newly formed wholly owned subsidiary of Bristow Group Inc. (the “Company”), and the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Columbia Helicopters, Inc. (“Columbia”), the shareholders of Columbia (the “Sellers”), and a shareholder representative. The Purchase Agreement provides for the acquisition by the Purchaser of all of the issued and outstanding shares of Columbia (the “Acquisition”), on the terms and subject to the conditions set forth in the Purchase Agreement.

The consideration to be paid by the Purchaser under the Purchase Agreement consists of $492,400,000 in cash and a number of shares of common stock of the Company, $0.01 par value (“Company Common Stock”), with an aggregate value of approximately $67 million, calculated based on the volume weighted average price of the Company Common Stock during the five trading beginning with November 9, 2018, provided that the aggregate number of shares to be issued pursuant to the Purchase Agreement will not exceed 17.31% of the Company’s outstanding Common Stock as of immediately prior to the Closing. If the number of shares to be issued is reduced as a result of this limitation, then an additional cash amount of up to $4,350,649 in the aggregate will be paid to the selling stockholders pursuant to the Purchase Agreement (the “Stock Consideration”). The consideration is subject to adjustment as described in the Purchase Agreement.

The Purchase Agreement contains representations, warranties and covenants of the parties. The completion of the Acquisition is subject to the satisfaction of certain conditions, including, but not limited to the expiration of any waiting period applicable to the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the authorization for listing of the shares of Company Common Stock to be issued as Stock Consideration on the New York Stock Exchange, the completion of certain environmental testing, the continued employment of Steven E. Bandy as President and CEO of Columbia, the investment in Company Common Stock by certain holders of Columbia equity awards, the accuracy of the parties’ representations and warranties (including the absence of a “Material Adverse Effect” with respect to either party), and the receipt of other specified consents and approvals. The Purchase Agreement contains certain termination rights, including the right of either party to terminate the Purchase Agreement if the closing of the Acquisition (the “Closing”) has not occurred by April 8, 2019 (subject to extension if the financing marketing period has not yet been completed). The Purchase Agreement also provides that, under specified circumstances where the conditions to Purchaser’s obligations to close the Acquisition have been satisfied but Purchaser has not consummated the Acquisition, Purchaser will be required to pay Columbia a termination fee of $20 million.

Stockholders Agreement

In connection with the Acquisition, the Company and certain of the Sellers entered into a Stockholders Agreement, which will become effective at the Closing. The Stockholders Agreement provides that such Sellers may not transfer the shares of Company Common Stock received as Stock Consideration for a period of 9 months following the Closing, subject to customary exceptions. Following the Closing, the Company has agreed to, among other things, prepare and file with the Securities and Exchange Commission (“SEC”) a shelf registration statement on Form S-3, or an amendment to an existing shelf registration statement, relating to the resale by the Sellers of the shares of Company Common Stock issued as Stock Consideration. The Sellers that are party to the Stockholders Agreement will also be subject to certain additional transfer restrictions with respect to their Company Common Stock. In addition, the Sellers that are party to the Stockholders Agreement have agreed to vote all of their shares of Company Common Stock in favor of all director nominees recommended by the Company Board, against any director nominees that have not been recommended by the Board, and in accordance with the Board’s recommendation on all other matters (subject to certain exceptions). The Stockholders Agreement also includes standstill provisions that will restrict the Sellers that are party to the Stockholders Agreement from, among other things, nominating any directors, proposing any acquisition transaction relating to all or part of the Company, initiating any stockholder proposal, or acquiring, in the aggregate amongst the Sellers and during any consecutive twelve-month period, more than 2% of the Company’s outstanding voting securities through open-market purchases.

The Stockholders Agreement will terminate on the later of (1) the second anniversary of the Closing and (2) such shorter period ending when all the stockholders cease to own, in the aggregate, 7.5% of the total voting power of the Company (calculated on a fully diluted basis).

The foregoing description of the Acquisition, the Purchase Agreement, and the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Stockholders Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and are each incorporated herein by reference. The Purchase Agreement and the Stockholders Agreement have been included as exhibits hereto solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information about the Company, Columbia or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement and the Stockholders Agreement are made only for purposes of those agreements and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement and the Stockholders Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Columbia or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the dates of the Purchase Agreement and the Stockholders Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Financing Arrangements

In connection with the Acquisition, on November 9, 2018, the Company and Purchaser entered into a commitment letter (the “Debt Commitment Letter”), pursuant to which Jefferies Finance LLC has committed to provide a portion of the financing for the Acquisition. The Debt Commitment Letter provides for a fully committed $360 million senior secured increasing rate bridge loan facility (the “Bridge Loan Facility”).

The commitments pursuant to the Bridge Loan Facility are subject to the satisfaction of certain conditions, including (1) the execution and delivery of definitive documentation with respect to the Bridge Loan Facility in accordance with the terms set forth in the Debt Commitment Letter, (2) the Closing, (3) the receipt of the Consent (as defined herein), (4) the closing of the private placement of the Convertible Notes (as defined herein), and (5) the absence of any material adverse effect with respect to Columbia’s business. The foregoing description of the Debt Commitment Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the Debt Commitment Letter, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Also, on November 9, 2018, the Company entered into a Commitment Letter (the “Convertible Notes Commitment Letter”) with certain private investors (collectively, the “Note Purchasers”), whereby the Company has agreed to issue, and the Note Purchasers have agreed to purchase, a minimum of $135 million aggregate principal amount of a new series of convertible senior secured notes of the Company (the “Convertible Notes”). The Note Purchasers also have the option to purchase up to an additional $15 million of Convertible Notes. The Convertible Notes will be secured by a pledge of the common stock of Columbia, an unrestricted subsidiary, held by the Company. In connection with such pledge, the Company will be required to obtain the consent of holders of the Company’s 8.75% senior secured notes due 2023 to an amendment to the related indenture (the “Consent”). The Convertible Notes have an initial conversion premium determined based on the three trading day volume weighted average price of the Company Common Stock over the period commencing following the announcement of the receipt of such Consent. In addition, the Company expects Columbia to issue warrants to purchase shares of the capital stock of Columbia in the event of certain events of bankruptcy, insolvency or reorganization with respect to the Company.

The Convertible Notes and the warrants will be issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act. The closing of the private placement is subject to the satisfaction of certain conditions, including (1) the execution and delivery of definitive documentation with respect to the Convertible Notes in accordance with the terms set forth in the Convertible Notes Commitment Letter, (2) the

Closing, (3) the receipt of the Consent and (4) the absence of any material adverse effect with respect to Columbia’s business. The foregoing description of the Convertible Notes Commitment Letter, the Convertible Notes, and the warrants does not purport to be complete and is subject to and qualified in its entirety by reference to the Convertible Notes Commitment Letter, a copy of which is attached hereto as Exhibit 10.3, and is incorporated herein by reference.

Subscription Agreements

In connection with the Purchase Agreement, the Company entered into subscription agreements with certain employees of Columbia, pursuant to which the Company has agreed to issue and the employees have agreed to purchase an aggregate of $10 million worth of Company Common Stock (calculated based on the volume weighted average price of the Company Common Stock for the five consecutive trading day period starting with the opening of the first primary trading session following the execution and public announcement of the Purchase Agreement, provided that: (1) the aggregate number of shares to be issued pursuant to the Subscription Agreements will not exceed 2.58% of the Company’s outstanding Common Stock as of the Closing; and (2) if the number of shares that would have been issued based on the volume weighted average price does exceed 2.58% of the Company’s outstanding Common Stock as of the Closing, then the purchase price of the Common Stock under the Subscription Agreements will be reduced by up to $649,351 in the aggregate for the purpose of funding the Acquisition consideration) (the “Subscription Agreements”) at the Closing. The shares of Company Common Stock are subject to repurchase by the Company upon the occurrence of certain events of termination of employment within two years after the Closing. In addition, the Company agreed to award such employees at Closing restricted stock units under the Company’s 2007 Long Term Incentive Plan. The foregoing summary of the Subscription Agreements is not complete and is subject to and qualified in its entirety by reference to the Forms of Subscription Agreement, copies of which are attached hereto as Exhibit 10.4 and Exhibit 10.5, and are each incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this report related to the proposed issuance of the Company Common Stock pursuant to the Purchase Agreement and the Subscription Agreements and the issuance of the Convertible Notes pursuant to the Convertible Notes Commitment Letter, which are subject to the terms and conditions set forth in the Purchase Agreement, the Subscription Agreements and the Convertible Notes Commitment Letter, is incorporated by reference into this Item 3.02. The Company is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof and rules and regulations of the SEC promulgated thereunder. The Company Common Stock issued pursuant to the Purchase Agreement and the Subscription Agreements will be issued to “accredited investors” or to non-accredited investors who have relied on a “purchaser representative” as defined in Regulation D promulgated by the SEC under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of November 9, 2018, by and among Bear Acquisition I, LLC, Bristow Group Inc. (solely for the limited purposes set forth therein), Columbia Helicopters, Inc., the Shareholders (as defined therein), and Nancy C. Lematta (solely in her capacity as the Shareholder Representative) †

10.1	Stockholders Agreement, dated as of November 9, 2018, by and among Bristow Group Inc. and the stockholders that are party to such agreement

10.2	Commitment Letter, dated as of November 9, 2018, by and among Bristow Group Inc., Bear Acquisition I, LLC and Jefferies Finance LLC

10.3	Commitment Letter, dated as of November 9, 2018, by and among Bristow Group Inc. and certain private investors

10.4	Form of Subscription Agreement, Form A

10.5	Form of Subscription Agreement, Form B

†

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

Cautionary Statements Regarding Forward-Looking Information

Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual events or results to differ materially from those anticipated by our forward-looking statements or historical performance associated with the proposed Acquisition include the ability to meet closing conditions at all or on the expected terms and schedule, business disruption during the pendency of the Acquisition or thereafter making it more difficult to maintain business and operational relationships, including the possibility that our announcement of the Acquisition could disrupt our or Columbia’s relationships with financial institutions, customers, employees or other partners; and difficulties and delays in integrating Columbia’s business or fully realizing benefits of the Acquisition at all or within the expected time period. Additional factors that could cause events or results to differ materially from those anticipated by our forward-looking statements or historical performance can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and its quarterly report on Form 10-Q for the quarter ended June 30, 2018.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except to the extent required by the federal securities laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: November 9, 2018	By:	/s/ L. Don Miller
L. Don Miller
Senior Vice President and Chief Financial Officer